UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 16, 2013

HOST HOTELS & RESORTS, INC.

HOST HOTELS & RESORTS, L.P.

(Exact name of registrant as specified in its charter)

Maryland (Host Hotels & Resorts, Inc.) Delaware (Host Hotels & Resorts, L.P.)	001-14625 0-25087	53-0085950 52-2095412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6903 Rockledge Drive, Suite 1500

Bethesda, Maryland 20817

(Address of principal executive offices) (Zip Code)

(240) 744-1000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2013, Host Hotels & Resorts Inc. (the “company” or “Host”), the general partner of Host Hotels & Resorts, L.P., announced a broad leadership restructuring pursuant to which Gregory Larson, age 49, currently Executive Vice President, Corporate Strategy has become the Chief Financial Officer of Host, effective May 20, 2013. Mr. Larson has been with Host since 1993, has overseen corporate strategy since 2007, assumed leadership of dispositions in 2011 and has led the investor relations department since 2000. Previously, he served as Senior Vice President responsible for treasury and corporate finance. His transition to Chief Financial Officer will consolidate all of the company’s financial activities under his leadership. Struan Robertson, the current Chief Investment Officer, will, in addition to his investment activities, assume leadership of Host’s disposition efforts.

Larry Harvey will no longer serve as Chief Financial Officer, effective May 20, 2013. Mr. Harvey, who has acted as Chief Financial Officer since 2007 will continue to serve as an Executive Vice President reporting to the company’s Chief Executive Officer, W. Edward Walter, and will assist in the transition of the duties to the new Chief Financial Officer. Contingent upon the execution of a release with a one-year non-competition agreement with the company, Mr. Harvey will be entitled to benefits under Host’s Severance Plan for Executives for a termination without cause or a voluntary departure for good reason. On his departure date, Mr. Harvey will receive (i) a severance amount in cash of $863,798, which equals one times Mr. Harvey’s current annual base salary and one times the average cash incentive bonus that was paid to him over the prior three years; and (ii) continued coverage for group medical, vision and dental benefits, for which the company shall pay the premium costs, for 18 months or until re-employment, whichever period is shorter. In addition, under the restricted stock agreement and stock option agreement between Mr. Harvey and the company, Mr. Harvey will vest in (i) 64,023 shares of common stock, which represents shares that would vest at the “target” level of performance in 2013 and (ii) 27,851 options, which are all options granted for 2013. Mr. Harvey will also receive distributions under Host’s Executive Deferred Compensation Plan in accordance with the terms of that plan and the value of any accrued vacation pay.

Host’s press release describing these events is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders

Annual Meeting of Stockholders

Host held its Annual Meeting of Stockholders on May 16, 2013. Stockholders were asked to vote on three proposals: the election of directors, the ratification of KPMG LLP as Host’s auditors for 2013, and an advisory vote to approve executive compensation.

Proposal 1 – Election of Directors

Final votes regarding the election of nine directors for terms expiring at the 2014 annual meeting of stockholders are set forth below. Accordingly, each director nominee was elected for a one year term.

	FOR	AGAINST	ABSTENTIONS AND BROKER NON-VOTES
Sheila C. Bair	639,627,300	479,467	20,678,778
Robert M. Baylis	637,330,574	2,769,051	20,685,920
Terence C. Golden	637,497,375	2,602,355	20,685,815
Ann McLaughlin Korologos	593,185,258	46,910,554	20,689,733
Richard E. Marriott	637,214,435	2,894,900	20,676,210
John B. Morse, Jr.	639,474,508	618,016	20,693,021
Walter C. Rakowich	639,614,711	478,943	20,691,891
Gordon H. Smith	639,612,744	487,659	20,685,142
W. Edward Walter	638,303,955	1,797,539	20,684,030

Proposal 2 – Ratification of Appointment of Independent Registered Public Accountants

Final votes on the ratification of the appointment of KPMG LLP as independent auditors of Host to serve for the 2013 calendar year are set forth below. Accordingly, the appointment of KPMG LLP was ratified.

FOR	AGAINST	ABSTENTIONS AND BROKER NON-VOTES
659,064,962	1,403,062	317,371

Proposal 3 – Advisory Vote on Executive Compensation

The final non-binding, advisory votes to approve the compensation of Host’s named executive officers are set forth below.

FOR	AGAINST	ABSTENTIONS AND BROKER NON-VOTES
597,851,092	41,866,463	21,067,906

Accordingly the proposal was approved by 93% of the votes cast.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated May 20, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST HOTELS & RESORTS, INC. (Registrant)

Date: May 22, 2013	By:	/s/ Brian G. Macnamara
Brian G. Macnamara
Senior Vice President and Corporate Controller

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST HOTELS & RESORTS, L.P.
(Registrant)

	By:	HOST HOTELS & RESORTS, INC.
Its General Partner

Date: May 22, 2013	By:	/s/ Brian G. Macnamara
Brian G. Macnamara
Senior Vice President and Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated May 20, 2013.